UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2020

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 15, 2020, we issued a debenture for $1,000,000 pursuant to a securities purchase agreement with an accredited investor dated December 6, 2019. The debenture has a maturity date of June 6, 2021, provided that in case of an event of default, the debenture may become at the holder’s election immediately due and payable. The debenture bears interest at the rate of 5.5% per annum, and on issuance, we paid to the holder a commitment fee equal to 2.5% of the amount of the debenture.

The holder may convert the debenture in its sole discretion at any time on or prior to maturity at the lower of $3.00 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that the conversion price may never be less than $2.00. We may not convert any portion of the debenture if such conversion would result in the holder beneficially owning more than 4.99% of our then issued and common stock, provided that such limitation may be waived by the holder with 65 days’ notice.

Any time after the six-month anniversary of the issuance of the debenture that the daily VWAP is less than $2.00 for a period of twenty consecutive trading days (the “Triggering Date”) and only for so long as such conditions exist after a Triggering Date, we shall make monthly payments beginning on the last calendar day of the month when the Triggering Date occurred. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the Triggering Date divided by the number of such monthly payments until maturity, (ii) a redemption premium of 20% in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. We may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Date through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid by the issuance of such number of shares as is equal to the applicable deferral payment divided by a price per share equal to 93% of the average of the four lowest daily VWAPs during the 10 consecutive Trading Days immediately preceding the due date in respect of such monthly payment being deferred, provided that such shares issued will be immediately freely tradable shares in the hands of the holder.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

The securities mentioned above were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transaction did not involve a public offering, the investor was an accredited investor and/or qualified institutional buyer, the investor had access to information about our company and its investment, the investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.1	Securities Purchase Agreement, dated December 5, 2019 (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed on December 12, 2019)
10.2	Form of Debenture (incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed on December 12, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.

Date: January 15, 2020	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	President